Exhibit 10.2

FORM OF RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made as of March 3, 2021, by and between Anghami Inc., a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Pubco, and together with its successors, and present and future Subsidiaries and Affiliates, including without limitation after the Closing, the Anghami Entities, Vistas and Pubco, the “Covered Parties”), and [●], a [●] (“Shareholder”).

RECITALS:

A. Reference herein is made to that certain Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among Pubco, Vistas Media Acquisition Company Inc., a Delaware corporation (“Vistas”), Anghami, a Cayman Island exempt corporation (the “Company”), Pubco, Anghami Vista 1, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Vista Merger Sub”) and Anghami Vista 2, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Anghami Merger Sub”), and certain other parties thereto pursuant to which, among other things, Vistas will be merged with and into Vistas Merger Sub (the “Vistas Merger”) and Anghami Merger Sub shall be merged with and into the Company (the “Anghami Merger” and, together with the Vistas Merger, the “Mergers” and together with the other transactions contemplated by the Business Combination Agreement the “Transactions”). Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement;

B. Shareholder is a record and beneficial owner of equity interests of the Company and is deriving substantial economic benefit from the consummation of the Transactions;

C. Pubco desires to assure itself that Shareholder will not compete with the Covered Parties for the period set forth in this Agreement for any person or entity (a “Competitor”) that engages in the music streaming business (the “Business”);

D. Shareholder, as a shareholder, director, officer or employee of the Company or its Subsidiaries, has been involved in the design, development, marketing, sale and/or support of the products of the Anghami Entities and as such has obtained and developed confidential, trade secret and proprietary information concerning business, operations, customers, consultants and employees of the Anghami Entities and will continue to obtain and develop such information during any period while Shareholder is performing services for the Covered Parties; and

E. In consideration for the acquisition of all of Shareholder’s equity interests in the Company and the business and the goodwill associated therewith, including the dedicated workforce of the Anghami Entities that is an integral component of the Business, the consideration received by the Shareholder for such acquisition, and the performance by Pubco of its covenants contained in the Business Combination Agreement, and as an inducement to Pubco to consummate the Transactions, Shareholder, intending to be bound hereby, has agreed to execute this Agreement.

NOW, THEREFORE, in order to induce the Pubco to enter into the Business Combination Agreement and consummate the Transactions, and for the protection of the goodwill of the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Restrictive Covenants.

(a)	Shareholder agrees that for a period of two (2) years from and after the Closing Date (the “Restricted Period”), Shareholder and its Affiliates shall not, directly or indirectly, for Shareholder’s own benefit or for the benefit of any other Person (whether as an officer, director, employee, partner, joint venturer, consultant, investor or otherwise) (other than, if applicable, a Covered Party in the performance of Shareholder’s duties on behalf of the Covered Parties):

(i)	work for or with, own, invest in, render any service or advice to or otherwise assist (in each case, whether or not for compensation) or act as an officer, director, employee, partner or independent contractor, directly or indirectly, for any Competing Business in the Algeria, Bahrain, Egypt, Iran, Iraq, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Qatar, Saudi Arabia, Syria, Tunisia, United Arab Emirates and Yemen. Shareholder acknowledges that, given the nature of the Covered Parties’ businesses and the geographical market of the Covered Parties combined with Shareholder’s role and responsibilities, the geographical area described in the preceding sentence and the Restricted Period are both reasonable. Notwithstanding anything to the contrary in this Section 1 or any other provision of this Agreement, nothing herein shall be construed as precluding Shareholder or its Affiliates from having passive ownership interests representing less than five percent (5%) of the outstanding equity securities of any entity engaged, directly or indirectly, in a Competing Business (so long as Shareholder and its Affiliates are not involved in the management or control of such entity);

(ii)	solicit, hire, induce, encourage or attempt to solicit, hire, induce or encourage any employee of any Covered Party (as of the Closing) (a “Covered Employee”) to leave the employ of a Covered Party; provided, however, that notwithstanding the promises and covenants within this Section 1(a)(ii), Shareholder shall not be precluded from (A) soliciting any Covered Employee who contacts Shareholder or its Affiliates (x) on his or her own initiative or (y) in response to general solicitations or advertising for personnel, and in each case of clauses (x) and (y) without direct or indirect solicitation by Shareholder or its Affiliates, (B) engaging in general solicitations or advertising for personnel, including advertisements and searches conducted by a headhunter agency, provided that such solicitation, advertising or searches are not specifically directed at any Covered Employees or Covered Employees generally; or (C) soliciting any Covered Employees if, at the time of such solicitation, such Covered Employee has ceased to be an employee of the Covered Parties.

(b)	Shareholder agrees that during the Restricted Period, Shareholder and its Affiliates will not, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 1(c) below, the provisions of this Section 1(b) shall not restrict Shareholder or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Entity or in connection with any legal action by Shareholder or its Affiliate against any Covered Party under this Agreement, the Business Combination Agreement or any other Transaction Agreement that is asserted by Shareholder or its Affiliate in good faith.

(c)	During the Restricted Period, Shareholder will, and will cause its Affiliates to, keep confidential and not (except, if applicable, in the performance of Shareholder’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Confidential Information without the prior written consent of Pubco (which may be withheld in its sole discretion). The obligations set forth in this Section 1(c) will not apply to any Confidential Information where Shareholder can demonstrate that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of Shareholder or any of its Affiliates; (iii) is already in the possession of Shareholder at the time of disclosure without an obligation of confidentiality through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by Shareholder’s documents and records; or (iv) is required to be disclosed pursuant to an order of any Governmental Entity (provided that (A) the applicable Covered Party is given reasonable prior written notice, (B) Shareholder reasonably cooperates (and causes its Affiliates to reasonably cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, Shareholder and its Affiliates only disclose such portion of the Confidential Information that is expressly required by such order, as it may be subsequently narrowed). Shareholder agrees that if Shareholder previously rendered services to a Covered Party or otherwise gained knowledge of Confidential Information, Shareholder’s obligations under any such agreement between Shareholder and a Covered Party to preserve Confidential Information shall remain in full force and effect pursuant to the applicable terms contained therein, which obligations shall be in addition to the obligations set forth herein.

2. Certain Definitions.

(a)	“Competing Business” means any business that, as of the date hereof, provides products or services which are competitive with the Business.

(b)	“Customer” means any Person (i) for which the Company has performed any services or to which it has sold any products, (b) with which it has engaged in any business activity or (c) from which the Company has actively solicited business or discussed other business arrangements in the year preceding relevant measurement date.

(c)	“Confidential Information” means any non-public, confidential or proprietary information relating to the Company, in whatever form, whether written, electronic or oral.

3. Remedies.

In the event of a breach of any covenant set forth in Section 1 of this Agreement, the Covered Parties shall be entitled to have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Covered Parties at law or in equity:

(a)	the right and remedy to have the provisions of Section 1 specifically enforced by any court of competent jurisdiction, and to obtain an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without any requirement to prove actual damages or that monetary damages would be insufficient or to post a bond or other security, which requirements Shareholder expressly waives, it being agreed that any breach or threatened breach of such provisions may cause irreparable injury to the Covered Parties and that money damages may not provide an adequate remedy to the non-breaching party; and

(b)	the right to seek damages resulting from a breach of the provisions of Section 1 (and Shareholder hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with Shareholder) under or in connection with the Transactions shall not be considered a measure of, or a limit on, the damages of the Covered Parties).

The pursuit of one remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

4. Successors and Assigns; Third Party Beneficiaries.

This Agreement will be binding upon the parties hereto and will inure to the benefit of the parties hereto and their successors and permitted assigns. Shareholder agrees that the obligations of Shareholder under this Agreement are personal and will not be assigned by Shareholder without the prior written consent of Pubco. The parties hereto expressly agree that each of the Covered Parties is an intended third party beneficiary of this Agreement, and will have the right to enforce the terms of this Agreement as if it were a party hereto.

5. Governing Law; Jurisdiction; Venue.

The Laws, rules and regulations of the Abu Dhabi Global Market (“ADGM”) shall govern (i) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (ii) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions that would cause the application of the Law of any jurisdiction other than the ADGM. Each party to this Agreement hereby IRREVOCABLY waives all rights to trial by jury in any action, suit or Proceeding brought to resolve any dispute between or among any of the parties (whether arising in contract, tort or otherwise) arising out of, connected with, related or incidental to this Agreement, the transactions contemplated hereby and/or the relationships established among the parties hereunder. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each party irrevocably agrees that the courts of the ADGM shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter, construction, interpretation, validity, enforceability or formation (including non-contractual disputes or claims). Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

6. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, such court of competent jurisdiction shall add as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible. Without limiting the foregoing, if any court of competent jurisdiction determines that any part of this Agreement is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. Shareholder will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

7. Counterparts; Electronic Delivery.

This Agreement and agreements, certificates, instruments and documents entered into in connection herewith may be executed and delivered in one or more counterparts and by fax, pdf, email or other electronic document transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party shall raise the use of a fax machine, pdf, email or other electronic document transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, pdf, email or other electronic document transmission as a defense to the formation or enforceability of a Contract and each party forever waives any such defense.

8. Interpretation; Construction.

The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word “including” (and with correlative meaning “include”) herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a specific Section or Subsection, shall refer, respectively, to Sections or Subsections of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (but not more than one) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 8 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. References herein to any Contract or agreement (including this Agreement) mean such Contract or agreement as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency. The parties hereto and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.

9. Amendment and Waiver.

No amendment, modification or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Pubco and Shareholder, and unanimously consented to by the Disinterested Independent Directors. No waiver by any party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

10. Notices.

All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when delivered by fax or email (with affirmative confirmation of receipt), (c) one Business Day after delivery by reputable internationally recognized overnight express courier (charges prepaid) or (d) three (3) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco:

Anghami Inc.

Dubai Internet City, Building 17, 2nd Floor, Office 254
Attn: Edgard Maroun and Legal
Tel. No.:         +961 3 241 435 / +971 55 646 0575 / + 961 3 810 690 / + 971 55 927 32
Email: edy@anghami.com / legal@anghami.com

with copies to:

Norton Rose Fulbright
1301 McKinney, Suite 5100

Houston, Texas 77010
Attn: Brian Fenske and Ayse Yuksel Mahfoud
Tel. No.: 713-651-5557 and +90 212 386 1310
Email: brian.fenske@nortonrosefulbright.com and
ayse.yuksel@nortonrosefulbright.com

and

F. Jacob Cherian
30 Wall Street, 8th Floor
New York, NY 10005
Tel. No: (212) 859-3525
Email: fjc@vmac.media and

Winston & Strawn LLP
35 W. Wacker
Chicago, Illinois 60601

Attn:	Jason Osborn
David Sakowitz

Fax No.:	312-558-5700
Tel. No.:	[___________]
Email:	josborn@winston.com
dsakowitz@winston.com

If to Shareholder:

[●]

[●]

[●]

Attn: [●]

Email: [●]

with a copy to:

[●]

[●]

[●]

Attn: [●]

Email: [●]

11. Entire Agreement.

This Agreement and the agreements and documents referred to herein, including any exhibits and schedules attached hereto, together with the Business Combination Agreement, and the other Transaction Agreements, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of Shareholder and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including any agreement between Shareholder or its Affiliate and any of the Covered Parties. Nothing in the Business Combination Agreement will limit any of the obligations, liabilities, rights or remedies of Shareholder or the Covered Parties under this Agreement, nor will any breach of the Business Combination Agreement or any other agreement between Shareholder or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between Shareholder or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to Shareholder or its Affiliate, as applicable.

12. Authority to Act on Behalf of Covered Parties.

The parties acknowledge and agree that from and after the Closing, the Disinterested Independent Directors, by a majority of the Disinterested Independent Directors, are authorized and shall have the sole right to act on behalf of Pubco and the other Covered Parties under this Agreement, including the right to enforce Pubco’s and the other Covered Parties’ rights and remedies under this Agreement. For purposes of this Agreement, a “Disinterested Independent Director” means an independent director serving on Pubco’s board of directors at the applicable time of determination that is disinterested in this Agreement (i.e., such independent director is not Shareholder, an Affiliate of Shareholder, or an officer, director, manager, employee, trustee or beneficiary of Shareholder or its Affiliate, nor an immediate family member of any of the foregoing) and any other Restrictive Covenant Agreement entered into by Pubco in connection with the Transactions. Without limiting the foregoing, in the event that Shareholder or its Affiliate serves as a director, officer, employee or other authorized agent of a Covered Party, Shareholder or its Affiliate shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Proceeding respect hereto.

13. Counterparts; Electronic Delivery.

This Agreement may be executed and delivered in one or more counterparts and by fax or email, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each party forever waives any such defense.

14. Effectiveness.

This Agreement shall be binding upon Shareholder upon its execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of this page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the date first written above.

PUBCO

ANGHAMI INC.

By:
Name:
Title:

Shareholder

By:
Name:

Signature Page to Restrictive Covenant Agreement